Exhibit 10.31

ASSET PURCHASE AGREEMENT

AMONG

NEWMONT USA LIMITED

PERSHING GOLD CORPORATION

AND

GOLD ACQUISITION CORPORATION

Dated as of JANUARY 13, 2015

ARTICLE 1 DEFINED TERMS		2

1.1	Certain Definitions.	2

ARTICLE 2 SALE AND PURCHASE		2

2.1	Assets to be Sold and Purchased.	3
2.2	Amendment to 2006 Lease Agreement.	3
2.3	Assumed and Retained Liabilities and Obligations.	4
2.4	Closing.	4

ARTICLE 3 REPRESENTATIONS, WARRANTIES and covenants OF NEWMONT		6

3.1	Organization of Newmont.	6
3.2	Authority of Newmont.	6
3.3	Execution and Binding Effect.	6
3.4	No Violation; Consents and Approvals.	6
3.5	Title.	6
3.6	Contracts.	7
3.7	Brokers and Finders.	7
3.8	Litigation.	7
3.9	Representations.	8
3.10	Survival of Representations and Warranties.	8

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER		8

4.1	Organization of Buyer.	8
4.2	Authority of Buyer.	8
4.3	Execution and Binding Effect.	8
4.4	No Violation; Consents and Approvals.	8
4.5	Litigation.	9
4.6	Brokers and Finders.	9
4.7	Representations.	9
4.8	Survival of Representations and Warranties.	9
4.9	Assumption of Risks.	9

ARTICLE 5 ADDITIONAL COVENANTS		10

5.1	Conduct of Business.	10
5.2	Access to Records and Properties and Due Diligence.	10
5.3	Consents; Pre-Closing and Post-Closing Efforts.	11
5.4	Satisfaction of Conditions Precedent.	11
5.5	Transfer Taxes.	11
5.6	No Obligation to Develop.	11

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ARTICLE 6 CONDITIONS TO THE PARTIES’ OBLIGATIONS		12

6.1	Representations and Warranties of the Other Party to be True; Performance by the Other Party.	12
6.2	Deliveries.	12
6.3	Consents.	12
6.4	No Proceeding or Litigation.	12
6.5	Lease Conversions.	13

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER		13

7.1	Termination of Agreement.	13
7.2	Procedure and Effect of Termination.	14
7.3	Amendment.	14
7.4	Waiver.	14

ARTICLE 8 MISCELLANEOUS		14

8.1	Expenses.	14
8.2	Consents.	14
8.3	Assignment; Parties in Interest.	14
8.4	Further Assurances.	15
8.5	Title and Risk of Loss.	15
8.6	Entire Agreement.	15
8.7	Headings.	15
8.8	Notices.	15
8.9	Governing Law.	16
8.10	Counterparts.	16
8.11	Affiliate.	16
8.12	Survival.	16
8.13	Interpretation.	16
8.14	Other Business Opportunities.	17
8.15	Confidentiality and Public Announcements.	17
8.16	Remedies.	17
8.17	Third Party Beneficiaries.	18

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EXHIBITS

Exhibit A	The Properties

Exhibit B	New Newmont Mining Lease Property

Exhibit C	Third Amendment to the 2006 Minerals Lease and Sublease

Exhibit C-1	Memorandum of Third Amendment

Exhibit C-2	2007 Amendment to 2006 Minerals Lease

Exhibit D	Form of Quitclaim Deed

Exhibit E	Form of Royalty Deed

Exhibit F	Seller Officer’s Certificate

Exhibit G	Buyer Officer’s Certificate

Exhibit H	New Newmont Mining Lease

Exhibit I	Memorandum of New Newmont Mining Lease

Exhibit J	Notice of Partial Conversion of Leases

Exhibit K	Notice of Partial Conversion of Lease

Exhibit L	New GAC Mining Lease

Exhibit M	Memorandum of New GAC Mining Lease

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THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of January 13, 2015 (the “Effective Date”), is by and among NEWMONT USA LIMITED, a Delaware corporation (“Newmont”), whose address for the purposes of this Agreement is 1655 Mountain City Highway, Elko, Nevada 89801, and PERSHING GOLD CORPORATION, a Nevada corporation (“PGC”) and GOLD ACQUISITION CORPORATION, a Nevada corporation (“GAC”), the wholly owned subsidiary of PGC (PGC and GAC collectively “Buyer”). The address for both PGC and GAC for the purposes of this Agreement is 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, Colorado 80401.

RECITALS

A. WHEREAS Newmont (i) owns those certain unpatented mining claims more particularly described in Part 1 of Exhibit A attached hereto (the “Claims”); (ii) holds a leasehold interest under that certain Minerals Lease 29-OSP-0006 (NNR 182092), dated August 17, 1987 (“1987 Minerals Lease”), on the property more particularly described in Part 2 of Exhibit A attached hereto, as well as other properties; and (iii) holds a leasehold interest under that certain Mining Lease 29-027-0005 (NNR 188095), dated effective June 1, 1994 (“1994 Mining Lease”), on the property more particularly described in Part 3 of Exhibit A attached hereto. The Claims, leasehold interests and lands described in Parts 1-3 of Exhibit A, attached hereto, are collectively referred to as the “Properties”;

B. WHEREAS Newmont also holds a leasehold interest under the 1987 Minerals Lease on the property more particularly described in Exhibit B attached hereto (“New Newmont Mining Lease Property”), as well as other properties.

C. WHEREAS Newmont is the successor-in-interest to: (i) Santa Fe Pacific Minerals’ (“SFPM’s”) interest in the Exploration Agreement and Option to Lease dated November 29, 1990 (“the 1990 Exploration Agreement and Option”) between The Atchison Topeka and Santa Fe Railway Company and SFPM; (ii) Santa Fe Pacific Gold’s (“SFPGs”) interest in the Agreement dated December 29, 1995 (“the 1995 Agreement”) between SFPG and Nevada Land and Resources Company (“NLRC”); and (iii) SFPG’s interest in the First Amendment to Agreement dated October 31, 1996 (“the First Amendment”) between SFPG and NLRC;

D. WHEREAS the Properties, the New Newmont Mining Lease Property and other Newmont owned claims and leasehold interests in certain other fee mineral lands, were leased and subleased to Victoria Resources (US) Inc. (“Victoria”), a Nevada corporation pursuant to a Minerals Lease and Sublease agreement dated June 15, 2006 (the “2006 Lease Agreement”), all of which are more particularly described in Exhibit 1 to the Memorandum of Agreement of the 2006 Lease Agreement recorded in the Official Records of Pershing County, Nevada in Book 409 Page 746 - Document No. 249300;

E. WHEREAS, Newmont and Victoria amended the 2006 Lease Agreement on February 26, 2007 (“2007 Amendment” attached as Exhibit C-2) to expressly reserve all limestone rights in Section 21, T27N, R34E to Newmont, to the extent exercise of such rights do not interfere with Victoria’s rights under the 2006 Lease Agreement, pursuant to the terms and conditions of the 2007 Amendment;

F. WHEREAS, Newmont and Victoria amended the 2006 Lease Agreement by Second Amendment dated June 14, 2011, which amended subparagraph 2(c) thereof;

G. WHEREAS, by Assignment and Assumption of Mineral Lease and Sublease dated April 5, 2012, by and between PGC and Victoria, recorded in Pershing County, Nevada, on April 10, 2012, at Document No. 479046, PGC acquired all of Victoria’s right, title, and interest in, to and under the 2006 Lease Agreement, as amended;

H. WHEREAS New Nevada Resources, LLC (“NNR”) and New Nevada Lands, LLC (“NNL”) are the lessors under the 1987 Minerals Lease and 1994 Mining Lease with respect to those properties that are described in Part 2 and Part 3 of Exhibit A and in Exhibit B;

I. WHEREAS, Newmont desires to sell to GAC, and GAC desires to acquire from Newmont, all of Newmont’s right, title, interest and obligations in and to (i) the Claims, (ii) Newmont’s leasehold interests in the 1987 Mineral Lease only as to those lands described in Part 2 of Exhibit A, and (iii) Newmont’s leasehold interest in the 1994 Mining Lease, all subject to the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 Certain Definitions.

In addition to other terms defined in this Agreement, the following terms shall have the meanings set forth below when used in this Agreement:

(a) The term “Leases” means the 1987 Minerals Lease, and the 1994 Mining Lease, as such leases are described herein.

(b) The term “party” or “parties” means Newmont, PGC, and GAC, and, singularly and collectively as applicable, along with their respective successors and assigns.

ARTICLE 2

SALE AND PURCHASE

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2.1 Assets to be Sold and Purchased.

(a) The Claims. Subject to the terms and conditions of this Agreement, Newmont shall surrender, convey, and quitclaim to GAC, and GAC shall purchase and assume from Newmont, free and clear of all liens, claims, charges or encumbrances created by through or under Newmont, all of Newmont’s right, title, interest and obligations in and to the Claims as described in Part 1 of Exhibit A attached hereto.

(b) The Leases. Subject to the terms and conditions of this Agreement, the parties will undertake the following actions with respect to the Leases:

(i) Newmont will request that NNR and NNL issue a Mining Lease to GAC generally in the form attached hereto as Exhibit L to convert the 1994 Mining Lease in its entirety and the 1987 Minerals Lease solely as it pertains to the lands described in Part 2 of Exhibit A pursuant to the 1990 Exploration Agreement and Option (the “New GAC Mining Lease”).

(ii) Newmont will request that NNR and NNL issue a Mining Lease to Newmont generally in the form attached hereto as Exhibit H that converts the 1987 Minerals Lease solely as it relates to the New Newmont Mining Lease Property pursuant to the 1990 Exploration Agreement and Option (the “New Newmont Mining Lease”).

(iii) Upon the effective date of the New GAC Mining Lease and the New Newmont Mining Lease: (a) PGC shall terminate and surrender its interests in the 2006 Sublease Agreement with regard to its sublease of the entire 1994 Mining Lease and its sublease of the 1987 Minerals Lease as it pertains to the lands described in Part 2 of Exhibit A and the New Newmont Mining Lease Property, and (b) the New Newmont Mining Lease will be included in the Newmont Property that is subleased to PGC pursuant to the 2006 Lease Agreement.

(iv) PGC shall retain all rights and obligations under the 2006 Sublease Agreement as amended with respect to those properties that will continue to be subject to the 2006 Sublease Agreement.

2.2 Amendment to 2006 Lease Agreement.

Newmont and PGC shall, effective on the effective date of the New GAC Mining Lease and the New Newmont Mining Lease, amend the 2006 Lease Agreement pursuant to the “Third Amendment” attached hereto as Exhibit C, which will include a release of those properties in Section 33 as identified in Part 4 of Schedule 1 attached to the Third Amendment. Newmont and PGC shall record a Memorandum of Third Amendment in the form of Exhibit C-1, attached hereto.

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2.3 Assumed and Retained Liabilities and Obligations.

(a) Subject to Section 2.3(b) below, Buyer shall assume, pay, fulfill, perform or otherwise discharge all liabilities and obligations with respect to the Properties after the Closing Date.

(b) Notwithstanding anything to the contrary in Section 2.3(a), Buyer shall not be required to assume, pay, fulfill, perform or otherwise discharge any of the following liabilities and obligations:

(i) Any obligations and liabilities, if any, for rentals, advance royalty payments or production royalty payments under the Leases accruing prior to the Closing Date, or liabilities pertaining to obligations or the failure to perform obligations required to be performed under the Leases prior to the Closing Date, including such obligations and liabilities discovered subsequent to the Closing Date; except any obligations or liabilities created by or on behalf of Buyer.

(c) As of the Closing Date, Buyer shall fully indemnify, defend, release and hold harmless Newmont, its Affiliates and successors, and their officers, directors, agents, and employees from and against all loss, costs, penalties, expense, damage and liability (including without limitation, loss due to injury or death, reasonable attorneys’ fees, expert fees and other expenses incurred in defending against litigation or administrative enforcement actions, either pending or threatened), arising out of or relating to any claim or cause of action relating in any way to conditions, operations or other activities, whether known or unknown, at, or in connection with, the Properties (including, but not limited to, any environmental conditions) created, existing or occurring prior to or following the date of this Agreement or the Closing, which arise in whole or in part under any federal, state or local law, now existing or hereafter enacted, adopted or amended, including, without limitation, any statutory or common law governing liability to third parties for personal injury or property damage.

2.4 Closing.

(a) Subject to the terms and conditions of this Agreement, including Section 7.1 below, the consummation of the sale and purchase of the assets contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., local time, at the offices of Newmont USA Limited, Elko, Nevada, on the date that is the third (3rd) business day following the satisfaction or waiver of all of the conditions in Article 6 of this Agreement, or at such other time and place as is mutually agreeable to the parties. The date on which the Closing occurs is referred to as the “Closing Date.”

(b) At the Closing, Newmont shall deliver:

(i) the Third Amendment and the Memorandum of Third Amendment as referred to in Section 2.2;

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(ii) the quitclaim deed substantially in the form attached hereto as Exhibit D (the “Deed”) together with the applicable form of Declaration of Value if required for recording purposes;

(iii) the Royalty Deed substantially in the form attached hereto as Exhibit E;

(iv) a certificate of an authorized officer of Newmont substantially in the form attached hereto as Exhibit F (the “Seller Officer’s Certificate”);

(v) The New Newmont Mining Lease and the Memorandum of Mining Lease in the form attached as Exhibit I (“Memorandum of New Newmont Mining Lease”);

(vi) On or before closing deliver to Buyer all data, records, and any information related to the Properties in Newmont’s possession or under Newmont’s control; and

(vii) The Notice of Partial Conversion of Leases in the form attached as Exhibit J and the Notice of Partial Conversion of Lease in the form of Exhibit K

(c) At the Closing, Buyer shall deliver:

(i) the Third Amendment and Memorandum of Third Amendment as referred to in Section 2.2;

(ii) the payment to Newmont by wire transfer of immediately available funds, in the amount of Six Million Dollars ($6,000,000.00) (the “Payment”) pursuant to wire instructions provided by Newmont;

(iii) the Royalty Deed substantially in the form attached hereto as Exhibit E together with the applicable form of Declaration of Value, if required for recording purposes;

(iv) a certificate of an authorized officer of Buyer substantially in the form attached hereto as Exhibit G (the “Buyer Officer’s Certificate”); and

The New GAC Mining Lease and the Memorandum of Mining Lease in the form attached as Exhibit M_(“Memorandum of New GAC Mining Lease”).

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ARTICLE 3

REPRESENTATIONS, WARRANTIES and covenants OF NEWMONT

Newmont represents, warrants and covenants to the other parties as set forth below.

3.1 Organization of Newmont.

Newmont is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

3.2 Authority of Newmont.

Newmont has all requisite corporate power and authority to own the Properties, and has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby.

3.3 Execution and Binding Effect.

The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Newmont. This Agreement, and the other agreements and instruments to be executed and delivered by it pursuant to this Agreement have been duly and validly executed and delivered by Newmont, and constitute, valid and binding agreements of Newmont, enforceable against Newmont, in accordance with their respective terms.

3.4 No Violation; Consents and Approvals.

Neither the execution, delivery and performance of this Agreement nor the consummation by Newmont of the transactions contemplated hereby or thereby will (a) conflict with, violate or result in any breach of the terms, conditions or provisions of Newmont’s articles of incorporation or by-laws, as amended and as currently in place, (b) conflict with, violate or result in any breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement, lease, instrument, obligation, understanding or arrangement to which Newmont is a party or by which Newmont, or any of the Properties may be bound or subject, except for such defaults (or rights of termination, cancellation or acceleration), as to which requisite waivers, consents or amendments have been obtained or are to be obtained as contemplated herein, (c)  violate any statute, ordinance or law or any rule, regulation, order, judgment, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Newmont or by which any of its respective properties or assets may be bound or subject, or (d) other than as expressly set forth in this Agreement, require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any person or entity, including any public, governmental or regulatory body, agency or authority.

3.5 Title.

The Properties are free and clear of all encumbrances arising by, through or under Newmont, except the United States’ underlying title in the properties subject to the Claims, and such encumbrances appearing of record.

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3.6 Contracts.

The lease conversions provided for herein shall be completed under and relative to the 1990 Exploration Agreement and Option, the 1987 Minerals Lease and the 1994 Mining Lease. Except for the 2006 Lease Agreement, the 1987 Minerals Lease, the 1994 Mining Lease, the 1990 Exploration Agreement and Option, the 1995 Agreement, the First Amendment, and that Lease Conversion Agreement between Newmont, NNR and NNL, Newmont is not a party to any agreement or contract pertaining to the Properties. To Newmont’s knowledge: (i) there has been and is no breach by Newmont of the terms and conditions of the Leases, the 1990 Exploration Agreement and Option, the 1995 Agreement, and the First Amendment with respect to the Properties; and (ii) there is no pending or threatened claim that Newmont has breached any of the terms or conditions of the Leases, the 1990 Exploration Agreement and Option, the 1995 Agreement, or the First Amendment with respect to the Properties. Newmont has provided Buyer with complete and correct copies of the Leases, as currently in effect. Newmont has timely and properly made all rental, advance or minimum royalty and royalty payments and timely and properly performed all other obligations required of it under the Leases, except as provided for in the 2006 Lease Agreement, and under the 1990 Exploration Agreement and Option, the 1995 Agreement, and the First Amendment. None of the Properties are encumbered by any production royalty payable to any party, arising by through or under Newmont, other than as set out in the Leases or the Royalty Deed. Newmont makes no representation or warranty as to whether the 1987 Minerals Lease or 1994 Mining Lease have continued or will continue in effect beyond their primary terms, or whether the Properties covered by the 1987 Minerals Lease or the 1994 Mining Lease will be subject to the 1990 Exploration Agreement and Option, as amended, upon the conversion of those Leases.

3.7 Brokers and Finders.

Neither Newmont, nor any of its respective directors, officers, employees or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees which could in any way be deemed payable by the other parties in connection with the transactions contemplated by this Agreement.

3.8 Litigation.

There are no actions, suits, proceedings or investigations pending or, to Newmont’s knowledge, threatened by or against Newmont, at law or in equity or before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority which could reasonably be expected to have a material adverse effect on Newmont’s right or ability to consummate the transactions contemplated by this Agreement.

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3.9 Representations.

No statements, warranties, or representations made by Newmont herein contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were or will be made, not misleading.

3.10 Survival of Representations and Warranties.

The representations, warranties and covenants contained in this Article 3 shall survive the execution and delivery of this Agreement and the Closing as well as any assignment hereof and the conveyance documents, for a period of two (2) years following the Closing Date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the other parties as set forth below.

4.1 Organization of Buyer.

PGC and GAC are each corporations duly organized, validly existing and in good standing under the laws of the State of Nevada. PGC owns all of the outstanding shares of GAC.

4.2 Authority of Buyer.

Buyer has all requisite corporate power and authority to own the assets to be conveyed to Buyer pursuant to this Agreement, and has all requisite corporate power and authority to execute and deliver this Agreement, and the other agreements and instruments to be executed and delivered by it pursuant to this Agreement, and to consummate the transactions contemplated hereby and thereby.

4.3 Execution and Binding Effect.

The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement, and the other agreements and instruments to be executed and delivered by it pursuant to this Agreement have been or will be duly and validly executed and delivered by Buyer, and constitute, valid and binding agreements of Buyer, enforceable against Buyer, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles generally.

4.4 No Violation; Consents and Approvals.

Neither the execution, delivery or performance of this Agreement or consummation by Buyer of the transactions contemplated hereby or thereby will (a) conflict with, violate or result in any breach of the terms, conditions or provisions of Buyer’s articles of incorporation or by-laws, as amended and as currently in place, (b) conflict with, violate or result in any breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement, lease, instrument, obligation, understanding or arrangement to which Buyer is a party or by which Buyer may be bound or subject, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, (c) violate any statute, ordinance or law or any rule, regulation, order, judgment, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Buyer or by which any of their respective properties or assets may be bound or subject, or (d) other than as expressly set forth in this Agreement , require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any person or entity, including any public, governmental or regulatory body, agency or authority.

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4.5 Litigation.

There are no claims, actions, suits, proceedings or investigations pending or, to Buyer’s knowledge, threatened by or against Buyer, at law or in equity or before or by any federal, state, municipal, foreign or other governmental department, commission, board, agency, instrumentality or authority which could reasonably be expected to have a material adverse effect on Buyer’s right or ability to consummate the transactions contemplated by this Agreement.

4.6 Brokers and Finders.

Neither Buyer nor any of its officers, directors, employees or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees which could in any way be deemed payable by the other parties in connection with the transactions contemplated by this Agreement.

4.7 Representations.

No statements, warranties, or representations made by Buyer herein contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were or will be made, not misleading.

4.8 Survival of Representations and Warranties.

The representations and warranties contained in this Article 4 shall survive the execution and delivery of this Agreement and the Closing as well as any assignment hereof and the execution and delivery of the conveyance documents, for a period of two (2) years following the Closing Date.

4.9 Assumption of Risks.

Buyer acknowledges that it has conducted its own review of title to the properties described in Exhibit A and Exhibit B hereto, and agrees to assume any and all risks related to any rights, title or interests in those properties that have been granted or conveyed by NNR, NNL or their predecessors to any other person or entity. Newmont makes no representations or warranties as to the effect of any such intervening third-party rights or interests on the rights that will be granted by the New GAC Mining Lease or the New Newmont Mining Lease. Each party releases and holds harmless the other parties and their officers, directors, employees, agents and representatives, from any and all claims, losses, liabilities, costs, damages and expenses arising from or related to Newmont’s request to convert the Leases to new Mining Leases, or the conversion of the Leases to new Mining Leases. Buyer acknowledges that it has read and understands the provisions in the 1987 Minerals Lease, 1990 Exploration Agreement and Option, and 1994 Mining Lease related to the primary terms and conditions for continuation of the lease terms after expiration of the primary terms. Buyer agrees to assume any and all risks related to the conversion under the 1990 Exploration Agreement and Option of the 1987 Minerals Lease and the 1994 Mining Lease; provided, however, that nothing herein shall be construed relative to any interpretation issues for such leases raised by third parties.

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ARTICLE 5

ADDITIONAL COVENANTS

5.1 Conduct of Business.

(a) Unless this Agreement is terminated, between the Effective Date and the Closing Date, without the written consent of Buyer, which may be withheld by Buyer in its sole discretion, Newmont shall not:

(i) conduct any activities on the Properties;

(ii) make any sale, transfer, lease, pledge or other disposition of any or all of its interests in the Properties or any of its interests in the Leases as they relate to the Properties; or mortgage, pledge or otherwise create an encumbrance on the Properties, except as otherwise provided for in this Agreement;

(iii) amend or consent to the termination of any of the Leases as they relate to the Properties or waive any rights with respect thereto, except as provided for in this Agreement; or

(iv) willfully commit or consent to do any act that would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue.

5.2 Access to Records and Properties and Due Diligence.

Unless this Agreement is terminated, during the period from the Effective Date to the Closing Date, Buyer may continue to conduct such investigations as it deems necessary in its sole discretion with respect to (i) the Properties, or the 1987 Minerals Lease, or the 1994 Mining Lease; (ii) surface rights pertaining to the Properties; (iii) environmental conditions at the Properties; (iv) mineral reserves and resources at the Properties; or (v) any other matter pertaining to the Properties, and Newmont, shall cooperate with Buyer in good faith with respect to such investigations. Buyer may engage in such discussions as it sees fit with Newmont, Nevada Cement, and federal state or local governmental agencies or authorities, or other third parties, concerning the Properties.

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5.3 Consents; Pre-Closing and Post-Closing Efforts.

Prior to and after the Closing, each party shall use its commercially reasonable efforts, and the parties shall cooperate with each other (including without limitation by exchange of information), to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with governmental or public bodies or authorities or other third parties that are in the reasonable opinion of any party hereto necessary or reasonably necessary in connection with the transactions contemplated by this Agreement. The parties will pay all fees due with respect to any government filings required to be made by them.

5.4 Satisfaction of Conditions Precedent.

Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

5.5 Transfer Taxes.

All excise, sales, value added, use, registration, stamp, transfer and similar taxes, levies, charges and fees, any fees required to record any of the conveyance instruments to be delivered at Closing, and any personal property transfer taxes relating to the transferred assets, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer. Buyer and Newmont shall cooperate in providing each other appropriate tax documentation.

5.6 No Obligation to Develop.

The parties acknowledge that from and after the Closing Date, GAC shall be the sole owner of the claims described in Part 1 of Exhibit A, and the sole lessee and beneficial leasehold-owner of the Properties described in Parts 2 and 3 of Exhibit A, and the production royalty created in favor of Newmont by the Royalty Deed attached hereto as Exhibit E. Newmont and Buyer agree that Buyer shall have no obligation after the Closing Date to maintain or keep in full force and effect any interests in the Properties, except as otherwise provided in the Royalty Deed. Buyer has no obligation or duty under this Agreement, express or implied, to conduct any exploration, development, mining, production operations, or any other activities whatsoever on or relating to the Properties, and the timing, manner, method and amounts of such exploration, development, mining or production, if any, shall be in the sole discretion of the Buyer.

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ARTICLE 6

CONDITIONS TO THE PARTIES’ OBLIGATIONS

The obligations of each party under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, and any of which may be waived in writing in whole or in part by the parties as provided herein, except as otherwise provided by law.

6.1 Representations and Warranties of the Other Party to be True; Performance by the Other Party.

(a) The representations and warranties of the other party contained in this Agreement and in any document delivered hereunder at Closing shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct as of the date expressly stated.

(b) The other party shall have performed and complied in all material respects with all of its respective agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

6.2 Deliveries.

The other party shall have duly executed and delivered at Closing each of the deliveries set forth in Section 2.4.

6.3 Consents.

All notices to, and declarations, filings and registrations with, consents, approvals and waivers from, and waiting periods required by, governmental and regulatory agencies to consummate the transactions contemplated hereby and/or required for the conveyance, assignments and/or transfers contemplated in Section 2.1 (other than consents, approvals and waivers from governmental agencies that cannot be obtained until after the Closing, but which the parties have determined in the reasonable exercise of its judgment will be available within a reasonable time subsequent to the Closing), shall have been made or obtained.

6.4 No Proceeding or Litigation.

(a) No preliminary or permanent injunction or other order shall have been issued by any court or competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body whether federal, state or foreign, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority, whether federal, state or foreign, which prevents the consummation of the transactions contemplated in this Agreement.

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(b) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body, whether federal, state or foreign, shall have been commenced and be pending against any party or any of their respective Affiliates seeking to prevent the transfers provided for under this Agreement or asserting that any such transfers would be illegal.

6.5 Lease Conversions.

The parties shall have obtained from NNR and NNL, the following documents executed by NNR and NNL: The New Newmont Mining Lease, the Memorandum of New Newmont Mining Lease, the New GAC Mining Lease and the Memorandum of New GAC Mining Lease.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination of Agreement.

This Agreement may be terminated at any time prior to the Closing;

(a) by mutual written consent of Buyer and Newmont; or

(b) by either party if there has been a breach by the other party of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which inaccuracy or breach has prevented the satisfaction of any condition to the obligations of the parties to effect the Closing pursuant to Article 6, as applicable, and which cannot be, or has not been, cured within ten (10) days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in Section 7.1(c) below.

(c) by either party if all conditions to Closing required under Article 6 have not been met or waived by February 13, 2015 or such later date as may be agreed upon by the parties; provided, however, that neither party shall be entitled to terminate this Agreement pursuant to this Section 7.1(c) if such party (i) has been in material violation of any of its representations, warranties or covenants in this Agreement and such violation has been a material factor in delaying the Closing, or (ii) is in willful and material violation of any of its representations, warranties or covenants in this Agreement;

(d) by either party if an order shall have been issued prohibiting the Closing hereunder by or from any governmental or regulatory agency or court of competent jurisdiction.

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7.2 Procedure and Effect of Termination.

In the event of termination of this Agreement by either or both of the parties pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and there shall be no further liability on the part of the parties hereto (or their respective employees, officers, directors, members, managers or Affiliates), except (a) as set forth in Sections 8.1 (Expenses), 8.8 (Notices), 8.9 (Governing Law), 8.14 (Other Business Opportunities) and 8.15 (Confidentiality and Public Announcements) which shall survive the termination and remain in full force and effect, and (b) nothing herein shall relieve either party from liability for any willful breach hereof.

7.3 Amendment.

This Agreement may not be amended except by an instrument in writing signed by Buyer and Newmont.

7.4 Waiver.

Any failure of either party to comply with any provision hereof may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

MISCELLANEOUS

8.1 Expenses.

All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

8.2 Consents.

Whenever this Agreement requires a permit or consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 7.4.

8.3 Assignment; Parties in Interest.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns. Prior to Closing, either party may assign and delegate its interest in this Agreement to any third party reasonably qualified and financially and otherwise capable of complying with the terms and conditions of this Agreement, upon receiving the prior written consent of the other party, which such consent may not be unreasonably withheld or delayed. Notwithstanding such consent, the assigning party shall be jointly and severally liable with the assignee for any breach by the assignee of its obligations under this Agreement, including without limitation Article 7 hereof. Any such assignment shall not be effective unless the assignee agrees in writing with the other party hereto to be bound by all of the terms and conditions of this Agreement. No party may assign this Agreement or its interest herein after Closing without the prior written consent of the other party; provided that nothing herein shall be construed as a restraint on the Buyer’s rights after closing to assign, transfer, hypothecate, or otherwise alienate all or any part of the Properties, except as provided in the Royalty Deed, attached hereto as Exhibit E.

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8.4 Further Assurances.

Each party hereto agrees that, from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to the other party such documents and further assurances and will take such other actions as such other party may reasonably request in order to carry out the purpose and intention of this Agreement.

8.5 Title and Risk of Loss.

Legal title, equitable title and risk of loss with respect to the Properties shall not pass to Buyer until the Properties are transferred at the Closing hereunder.

8.6 Entire Agreement.

This Agreement and Exhibits and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements pertaining to the subject matter hereof.

8.7 Headings.

The Article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

8.8 Notices.

All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given if personally delivered, or on the date of receipt if delivered by reputable overnight courier, as follows:

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All notices to Newmont shall be addressed to:

Newmont USA Limited

Attn: Land Department

1655 Mountain City Highway

Elko, NV 89801

Telecopier No.: 775-778-2560

All notices to Buyer shall be addressed to:

Pershing Gold Corporation

Attention: Stephen D. Alfers, President

1658 Cole Boulevard

Building 6, Suite 210

Lakewood, CO 80401-3304

Telecopier No.: (720) 974-7249

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

8.9 Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada without regard to its provisions concerning conflicts or choice of law.

8.10 Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement. Such counterparts may be delivered by facsimile or electronic transmission and the receiving party is entitled to rely on the same to the same extent as if it had been an executed original.

8.11 Affiliate.

As used herein, an “Affiliate” of a party shall mean any corporation or other business entity or individual controlling, controlled by or under common control with, that party, and for this purpose “control” of any entity shall mean the direct or indirect beneficial ownership of a majority of the voting interest in such entity, or such other relationship as, in fact, constitutes actual control thereof.

8.12 Survival.

Except as specifically set forth herein and, as applicable, to the extent set forth herein, the provisions of this Agreement shall survive the Closing and the delivery of the conveyance documents at the Closing.

8.13 Interpretation.

Whenever the singular or masculine or neuter is used in this Agreement, the same will be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires. Use of the word “including” in this Agreement means “including without limitation” or “including but not limited to.” Each of the Exhibits attached to this Agreement is incorporated into the Agreement by this reference. Any heading, caption or index contained herein will not be used in any way in construing any provision hereof.

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8.14 Other Business Opportunities.

This Agreement is, and the rights and obligations of the parties are, strictly limited to the subject matter hereof. Except as expressly provided herein, the parties shall have the free and unrestricted right to independently engage in, and receive the full benefits of, any and all business ventures of any sort whatever, whether or not competitive with the Properties, without consulting the other or inviting or allowing the other to participate therein. Neither of the parties shall be under any fiduciary or other duty to the other party which will prevent it from engaging in or enjoying the benefits of, any competing venture or ventures outside the Properties. The legal doctrines of “corporate opportunity” or “business opportunity” as developed or applied by any court or authority of any jurisdiction and sometimes applied to persons or legal entities occupying a joint venture or other fiduciary status shall not be applied to any other activity, venture, or operation of either party.

8.15 Confidentiality and Public Announcements.

The terms of this Agreement, including the Exhibits attached hereto, shall be deemed confidential and shall not be disclosed to outside third parties except as may be required to publicly record or protect title to the Properties, or as required under the laws and regulations of the United States or any state or local government or any country, or under the rules and regulations of any stock exchange on which stock of either party, or the parent or Affiliates of either party, is listed. Both parties agree with respect to any public announcements or disclosures so required, including the announcement of the execution of this Agreement, if any, to inform the other party of the content of the announcement or disclosure in advance of its intention to make such announcement or disclosure in sufficient time to permit the other party to jointly or simultaneously make a public announcement or disclosure if the other party desires. Nothing in this Agreement shall limit or restrict either party’s right to provide, deliver or release to any contractors or subcontractors; including financial advisors, the parties may engage, and to employees or consultants of the parties, or to any third party to which a party contemplates the transfer, sale, assignment, encumbrance or other disposition of its interest in the Properties, parent companies, companies with a common parent, subsidiary companies, affiliated or related companies, and/or co-venturers, the terms of this Agreement or any information or data that such party acquires by virtue of this Agreement. The confidentiality provisions of this Section shall remain in full force and effect through ninety (90) days following the Closing Date, and shall terminate as of such Date, provided that if this Agreement is terminated prior to ninety (90) days following the Closing Date, the confidentiality provisions of this Section shall remain in effect for a period of two years following the date of termination.

8.16 Remedies.

If either party hereto fails to perform any of its respective obligations referred to under Subsection 6.1(b) or Section 6.2, the other party hereto shall be entitled to the remedy of specific performance with respect to such failure, in addition to all other legal or equitable remedies to which it may be entitled in connection with such failure.

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8.17 Third Party Beneficiaries.

Except as provided in Section 2.3(c), this Agreement does not and is not intended to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns. No person other than the parties hereto will be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties as of the date first above written.

NEWMONT USA LIMITED
a Delaware corporation

By:	/s/ Gavin C. Jangard
Name:	Gavin C. Jangard, Vice President

PERSHING GOLD CORPORATION
a Nevada corporation

By:	/s/ Stephen D. Alfers
Stephen D. Alfers, President and CEO

GOLD ACQUISITION CORPORATION
a Nevada corporation

By:	/s/ Stephen D. Alfers
Stephen D. Alfers, President

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